Exhibit 10.4

VERTEX PHARMACEUTICALS INCORPORATED
2006 STOCK AND OPTION PLAN

Form of Restricted Stock Award (Performance Accelerated Restricted Stock)

This Agreement sets forth the terms and conditions of a Stock Grant pursuant to the provisions of the 2006 Stock and Option Plan (the “Plan”) of Vertex Pharmaceuticals Incorporated (the “Company”) to the Participant whose name appears below, for the number of Shares of Common Stock of the Company set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

1.             Name and address of Participant to whom the Shares are granted:

[name and address]

2.             Number of Shares in Stock Grant:

[        ] Shares

3.             Purchase price of Shares:

$0.01 per Share

4.             Date of grant of the Shares:

[        ]

5.             Vesting.

5.1          Vesting Schedule and Company’s Repurchase Right.

(a)           Except as otherwise provided in Sections 5.1(b) and 5.2, the Shares shall vest on the fourth anniversary of the date of grant of the Shares. Upon any Termination of Service of the Participant, vesting of the Shares shall immediately cease, and the Company shall have a right to repurchase any unvested Shares from the Participant at a price per Share equal to the purchase price per Share set forth in Section 3 above.  The Company’s right to so repurchase the Shares shall be valid for a period of one year beginning on the date of any Termination of Service of the Participant, or, if the Company is prohibited by law from such repurchase at the time of Termination of Service, for thirty days after any such prohibition is terminated.

(b)            Notwithstanding the foregoing:

[Describe Performance Objectives and Acceleration of Vesting for Achievement of Performance Objectives]

5.2         Death of the Participant.   If, at any time before all the Shares granted hereunder shall have vested as provided in Section 5.1, the Participant shall die while an employee of the Company or an Affiliate, the Company’s repurchase rights with respect to the Pro-Rata Portion of Shares shall lapse, and that number of Shares immediately shall vest. For purposes of this Restricted Stock Award, the “Pro-

Rata Portion of Shares” shall mean that portion of the unvested Shares calculated by multiplying the number of unvested Shares by a fraction, the numerator of which is the sum of the number of days that have passed from the date of grant until the date of the Participant’s death, plus the number of days in one year, and the denominator of which is the total number of days in four years.

5.3         Agreement with respect to Tax Payments and Withholding. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Shares issued pursuant to this Agreement, including on account of the vesting of the Shares, shall be the Participant’s responsibility. By accepting this Restricted Stock Award, the Participant agrees and acknowledges that (i) the Company promptly will withhold from the Participant’s pay the amount of taxes the Company is required to withhold upon any vesting of Shares pursuant to this Restricted Stock Award, and (ii) the Participant shall make immediate payment to the Company in the amount of any tax required to be withheld by the Company in excess of the Participant’s pay available for such withholding.

6.             Restrictions on Transfer. The Shares may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, at any time before they become vested Shares pursuant to Section 5. Any such purported transfer shall be null and void, and shall not be recognized by the Company or recorded on its books.

7.             Escrow. Any Shares that have not vested pursuant to Section 5, together with any securities distributed in respect thereof, such as through a stock split or other recapitalization, shall be held by the Company in escrow until such Shares shall have vested. The Company promptly shall release vested Shares from escrow.

8.             Plan. The Participant hereby acknowledges receipt of a copy of the Plan as presently in effect and the Prospectus with respect thereto. All of the terms and provisions of the Plan are incorporated herein by reference, and this Agreement is subject to those terms and provisions in all respects.

VERTEX PHARMACEUTICALS INCORPORATED

By:

Name:

Title:

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